                                                                      Exhibit 21


Name of Entity                         Jurisdiction of Organization                      Ownership Interest
-----------------------------------------------------------------------------------------------------------------
Eagle Bancorp, Inc. - Registrant                Maryland
      EagleBank                                 Maryland                                         100%
      Bethesda Leasing LLC                      Maryland                                         100%








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